UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Matinas BioPharma Holdings, Inc. (the “Company”) issued a press release announcing interim data from the fourth and final cohort of the Phase 2 EnACT trial of the Company’s MAT2203 product candidate. A copy of the press release is furnished as Exhibit 99. 1 hereto and incorporated herein by reference.

The Company updated its corporate presentation (the “Corporate Presentation”) which it intends to use at various conferences and investor meetings. The Corporate Presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 21, 2022, the Company announced positive interim data from the fourth and final cohort of the Phase 2 EnACT trial evaluating the safety and efficacy of an all-oral regimen of its MAT2203 (administered with adjunctive flucytosine) product candidate (“Cohort 4”). Interim EnACT Cohort 4 data from 40 MAT2203 treatment arm participants and 40 standard of care (“SOC”) controls will be presented on October 21, 2022 by Drs. Mucunguzi Atukunda, MBChB, MPH of the Infectious Diseases Institute of Makarere University in Uganda and David Boulware, MD, MPH of the University of Minnesota Medical School. Cohort 4 (an all-oral treatment regimen with MAT2203) met its prespecified primary endpoint, exceeding the target rate of cerebrospinal fluid (“CSF”) yeast clearance threshold of >0.20 colony forming units (“CFU”) per mL of CSF per day. Overall survival in Cohort 4, a key secondary endpoint of the study, is 95% at two weeks and currently 90% overall, with ongoing final follow-up through 18 weeks. The Company plans to initiate a Phase 3 registration trial of MAT2203 as step-down therapy in cryptococcal meningitis in the first quarter of 2023.

Interim Results from Cohort 4

●	The CSF yeast clearance rate exceeded the prespecified primary endpoint threshold target of >0.20, with a mean early fungicidal activity achieved of 0.30 log10 CFU/mL/day with 95% confidence intervals from 0.22 – 0.38.
●	Several participants with high baseline fungal burdens had noteworthy antifungal activity within the MAT2203 treatment arm, including one patient with quantitative cryptococcal culture as high as 915,000 CFU/mL at the time of screening with effective clearance during the induction period, a key demonstration of potent antifungal activity, even in the most challenging of cases.

Survival

●	In 40 patients receiving MAT2203 treatment, interim survival is currently 90%, while the survival rate at Week 2 was 95%; note that Week 2 survival is the prespecified primary endpoint for the MAT2203 Phase 3 registration trial in cryptococcal meningitis.

Safety

●	MAT2203 patients had fewer Grade ≥3 Clinical Adverse Events (42%) vs. SOC treatment (59%).
●	The incidence of adverse events relating to kidney function and anemia were significantly lower for MAT2203 compared with the SOC treatment, with no evidence of kidney toxicity seen with six weeks of oral MAT2203 treatment.
●	The favorable safety and tolerability data seen in Cohort 4 support the use of oral MAT2203 for longer-term use, something not previously feasible due to associated toxicities with currently available IV formulations of amphotericin B.

The Company may leverage data from the EnACT trial to further the development of MAT2203 and secure multiple orphan indications for the treatment of other life-threatening invasive fungal infections, such as mucormycosis and aspergillosis.

The Company expects that a pivotal Phase 3 registration trial of MAT2203 in cryptococcal meningitis will be initiated early in the first quarter of 2023 and will assess MAT2203 as step-down therapy after two loading doses of IV amphotericin B. This open-label randomized trial, which will be partially financially supported by the National Institutes of Health National Institute of Neurological Disorders and Stroke, involves a three arm non-inferiority design in persons living with HIV who have cryptococcal meningitis: (A) step-down therapy with MAT2203 with treatment continuing for 2 weeks; (B) step-down therapy with MAT2203 with treatment out to 6 weeks; and (C) a SOC control arm of IV amphotericin induction transitioning to fluconazole. The non-inferiority margin for both the primary and key secondary endpoints will be 10% and total enrollment is planned to be approximately 270 patients, with an adaptive, de-risking design allowing for the potential for additional patients once enrollment has reached 75%. The primary endpoint will be 2-week all-cause mortality, with a pooled analysis across the two MAT2203 treatment arms compared with SOC control to support a potential indication for the treatment of cryptococcal meningitis. A secondary endpoint is 10-week relapse free survival of optimized treatment (2-weeks or 6-weeks) against SOC will be evaluated for non-inferiority. Selection of the optimal treatment regimen will be based on predefined and protocolized clinical criteria and will form the basis for a final New Drug Application submission with the U.S. Food and Drug Administration.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to topline results of the ENHANCE-IT study, the Company’s strategic focus and the future development of its product candidates, including MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain additional capital to meet its liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; the ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The Company’s product candidates are all in a development stage and are not available for sale or use.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 21, 2022
99.2	Corporate Presentation, October 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: October 21, 2022	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer

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